UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2005

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On September 30, 2005, GAINSCO, INC. (the “Company”) entered into a Credit Agreement with The Frost National Bank (the “Lender”) providing for term loans of up to $10 million in the aggregate. Proceeds from the term loan advances may be used for working capital. The Company did not request an advance at the time of the closing of the Credit Agreement but may request advances until September 30, 2007.

Interest, payable monthly, will accrue on any outstanding principal balance at a floating rate equal to the 3 month London Interbank Offered Rate plus a margin (initially 2.50%) to be determined by the consolidated net worth of the Company and earnings before interest, taxes, depreciation and amortization for the preceding four calendar quarters.

The outstanding principal balance will be payable in equal quarterly installments commencing on October 1, 2007 based on a 60-month amortization schedule, with the balance of the loan payable in full on or before September 30, 2010. The Credit Agreement is secured by the Company’s ownership interests in its two primary subsidiaries, General Agents Insurance Company of America, Inc. and National Specialty Lines, Inc., and payment is guaranteed by National Specialty Lines, Inc.

The Credit Agreement contains certain financial and other covenants applicable to the Company and its subsidiaries, including requirements to provide financial statements and other information and to maintain certain capital, financial and operating ratios and consolidated net worth. In addition, the Credit Agreement generally restricts the Company and its subsidiaries from entering into various types of transactions without the prior written consent of the Lender, including the incurrence or guarantee of other debt, the creation of liens on assets, the payment of dividends on common stock, and the acquisition or disposition of assets except in the ordinary course of business. In the event of a default in payment or in the performance of any other obligations in the Credit Agreement, the Lender would have the right to cease making advances and to declare all unpaid obligations immediately due and payable.

The foregoing description is a brief summary of material terms of the Credit Agreement and is qualified in its entirety by reference to the complete Credit Agreement, which is filed as an exhibit to this Report.

The Company intends to use the proceeds of advances under the Credit Agreement as needed for working capital.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.40	Credit Agreement between GAINSCO, INC. and The Frost National Bank dated September 30, 2005 (1).

(1) Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED: October 6, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
10.40	Credit Agreement between GAINSCO, INC. and The Frost National Bank dated September 30, 2005 (1).

(1) Filed herewith